UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 25, 2014

COTY INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35964	13-3823358
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of principal executive offices)	(Zip Code)

(212) 389-7300
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 25, 2014, Coty Inc. (the "Company") entered into the Incremental Term Loan Amendment (the "Incremental Amendment") to the Credit Agreement, dated April 2, 2013 (as amended and modified from time to time, the "Credit Agreement") among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the other Lenders party thereto.

The Incremental Amendment provides for an incremental term loan of $625 million (the "Incremental Term Loan"). After giving effect to the Incremental Term Loan, $125 million of incremental term loan availability remains under the Credit Agreement. The terms of the Incremental Term Loan are substantially the same as those of the term loan previously existing under the Credit Agreement as described in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013, except with respect to amortization. The Incremental Term Loan will mature in a single installment on April 2, 2018, the maturity date of the previously existing term loan.

Certain of the lenders and agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses.

This summary of the Incremental Amendment is qualified in its entirety by the full text of the Incremental Amendment. The Incremental Amendment is attached hereto as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth above in Item 1.01 is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit Number	Description of Exhibit
10.1
Incremental Term Loan Amendment, dated June 25, 2014, to the Credit Agreement among the Company, the Lenders listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTY INC.

Date: June 25, 2014	By:	/s/ Jules P. Kaufman
		Name:	Jules P. Kaufman
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1
Incremental Term Loan Amendment, dated June 25, 2014, to the Credit Agreement among the Company, the Lenders listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as administrative agent.